Kodiak AI Reports First Quarter 2026 Results; Announces $100 Million PIPE Financing
•Kodiak Driver deployed in eight additional fully-driverless trucks, for a total of 28 Customer-Owned Driverless Vehicles at the end of Q1
•Kodiak Driver-powered trucks accumulated more than 23,500 hours of Cumulative Hours of Paid Driverless Operations, representing a 120% increase over the end of Q4 2025
MOUNTAIN VIEW, Calif. (May 7, 2026) — Kodiak AI, Inc. (Nasdaq: KDK), a leading provider of Physical AI-powered autonomous vehicle technology, today announced results for the first quarter of the year, which ended March 31, 2026.

Additionally, Kodiak announced a $100 million common stock and warrant private placement (PIPE) financing, with participation from existing investors, including an affiliate of Ares Management, and several new institutional investors.

During the quarter, Kodiak delivered strong results across both operating and financial metrics. The Company also achieved significant commercial, technology, and partnership milestones across its long-haul, industrial, and defense verticals.

“We delivered significant revenue growth and continued to scale driverless operations in the first quarter, while raising additional capital that will fund our growth,” said Don Burnette, Founder and Chief Executive Officer of Kodiak. “We increased both the scale and productivity of our growing driverless deployment, which now totals 28 fully-driverless trucks in operation. We are executing on our strategy while maturing our Physical AI-powered technology and adopting additional AI tools to further increase the pace of development. We also made significant progress advancing our technology and building out new partnerships that will allow us to efficiently scale across long-haul trucking, industrial trucking, and defense. These include new collaborations across vehicle platforms, industrialized hardware, and AI compute. We remain focused on our long-haul driverless launch targeted for late 2026.”

First Quarter Results and Business Highlights:
•Announced PIPE financing from new and existing institutional investors, raising $100 million of gross proceeds
•Deployed eight additional fully-driverless trucks, for a total of 28 Customer-Owned Driverless Vehicles at the end of Q1, delivering 40% quarter-over-quarter growth
•Accumulated a total of over 23,500 hours of Cumulative Hours of Paid Driverless Operations through Q1, representing a 120% increase from the end of Q4 2025
•Delivered more than 15,600 cumulative loads as of the end of Q1, representing approximately 24% growth over the end of Q4 2025
•Announced strategic partnership with General Dynamics Land Systems (GDLS) to collaborate on autonomous military ground vehicles
•Unveiled the first vehicle developed in collaboration with GDLS: the Leonidas Autonomous Ground Vehicle, which combines the Kodiak Driver with Epirus’ cutting-edge counter-drone system, supported by GDLS’s system integration expertise
•Announced launch of service with Roehl Transport, hauling freight between Dallas and Houston four times a week
•Announced planned pilot operations with West Fraser, to demonstrate the Kodiak Driver in logging operations in Canada
•Accelerated development using AI agentic tools built using company-wide Model Context Protocol servers that connect to all company data sources
•Increased long-haul Autonomy Readiness Measure to 86% as of the end of April
•Announced plans to integrate the NVIDIA DRIVE Hyperion architecture in the next-generation of Kodiak Driver-powered trucks
•Q1 Revenue of $1.8 million, representing 74% growth quarter-over-quarter
•Q1 Net cash used in operating activities of $29.5 million
•Q1 Free Cash Flow (Non-GAAP) of negative $35.0 million
•Ended Q1 with $90.2 million in cash and cash equivalents and marketable securities, which does not include the $100 million of gross proceeds from the PIPE financing, which is more fully described in our Current Report on Form 8-K filed with the SEC on May 7, 2026
“We delivered a strong first quarter across both operational and financial metrics, delivering 74% revenue growth quarter-over-quarter. This growth was driven by the expansion of our Driver-as-a-Service revenue as we expanded our deployment of customer-owned driverless trucks. Additionally, today we are pleased to announce we are further reinforcing our liquidity position with a $100 million PIPE financing. This financing will provide us with additional flexibility to execute on our operating plan and will support our next phase of growth. We believe that the equity financing combined with our continued progress in scaling our business will enable us to make progress toward profitability and generating free cash flow over time,” said Surajit Datta, Chief Financial Officer of Kodiak.
TD Cowen acted as lead placement agent and Cantor and Oppenheimer & Co. acted as co-placement agents for the transaction.

Wilson Sonsini Goodrich & Rosati served as legal counsel to Kodiak AI, Inc. Greenberg Traurig served as legal counsel to the placement agents.

Upcoming Conferences
Management will present at the following investor conferences:
•Bank of America Industrials Conference on May 12, 2026 at 3:40pm ET (12:40pm PT)
•J.P. Morgan Global Technology, Media, and Communications Conference on May 19, 2026 at 4:55pm ET (1:55pm PT)
•TD Cowen 54th Annual Technology, Media & Telecom Conference on May 27, 2026 at 10:50am ET (7:50am PT)
A live and archived webcast of the presentations will be available on Kodiak’s Investor Relations section of the Company’s website, https://kodiak.ai/investors.
Conference Call Information
Management will host a conference call to discuss the first quarter results today at 5:00 PM ET (2:00 PM PT).
The call may be accessed through a live audio webcast on the Investor Relations section of the Company’s website, https://kodiak.ai/investors. An audio replay will be available at the same location.
About Kodiak AI, Inc.
Kodiak AI, Inc. was founded in 2018 and is a leading provider of AI-powered autonomous vehicle technology that is designed to help tackle some of the toughest driving jobs. Kodiak's driverless solution can help address the critical problem of safely transporting goods in the face of unprecedented supply chain challenges. Kodiak's vision is to become the trusted world leader in autonomous ground transportation. Kodiak is committed to a safer and more efficient future for all through the commercialization of driverless trucking at scale. To that end, Kodiak developed the Kodiak Driver, a virtual driver that combines advanced AI-powered software with modular and vehicle-agnostic hardware designed to help address Kodiak's customers' needs. The Kodiak Driver is not just an idea—it is commercially operating without anyone in the cab today. Kodiak serves customers in the long-haul trucking, industrial trucking, and defense industries. In 2024, Kodiak believes it achieved a historic milestone by becoming the first company to deploy customer-owned and -operated driverless trucks in commercial service.
For more information about Kodiak, please visit https://kodiak.ai/investors.

Contacts
Kodiak Media Relations
Daniel Goff
VP of External Affairs
+1 646-515-3933
dan@kodiak.ai
Stacy Morris
Futurista Communications for Kodiak
+1 310-415-9188
stacy.morris@futuristacommunications.com
Kodiak Investor Relations
Lauren Sloane
The Blueshirt Group for Kodiak
Lauren@blueshirtgroup.com

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Kodiak’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: Kodiak’s operational and product roadmap, its relationships with partners and suppliers, and its ability to produce and deploy the Kodiak Driver at scale; expectations regarding Kodiak’s expansion plans and opportunities, including its addressable markets and the timing of launching driverless trucks for long-haul highways operations; Kodiak’s expected liquidity; and other expectations regarding Kodiak’s future business and financial performance, such as Kodiak’s approach to operational and financial discipline, its future cash flows, and path to profitability and free cash flow. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Kodiak’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kodiak. These forward-looking statements are subject to a number of risks and uncertainties, including that the PIPE financing may not close on the timeline or in the amounts expected; changes in business, market, financial, political and legal conditions; the rapid evolution of autonomous vehicle technology and flaws or errors in Kodiak’s solutions or flaws in or misuse of autonomous vehicle technology in general; risks related to the rollout of Kodiak’s business and the timing of expected business milestones; the effects of competition on Kodiak’s business; supply shortages in the materials necessary for the production of the Kodiak Driver; risks related to working with third-party manufacturers for key components of the Kodiak Driver; risks related to the retrofitting of Kodiak’s vehicles by third parties; the termination or suspension of any of Kodiak’s contracts or the reduction in counterparty spending; delays in Kodiak’s operational roadmap with key partners and customers; and Kodiak’s ability to raise capital in the future. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings by Kodiak with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kodiak may not presently know or that Kodiak currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Kodiak’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Kodiak’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Kodiak specifically disclaims any obligation to update any forward-looking statements.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with GAAP, we consider certain non-GAAP measures, including the following, which we use to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
This press release and our earnings call may also include references to forward-looking free cash flow, a non-GAAP financial measure. To the extent that such forward-looking financial measures are provided, they are presented on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
We define these non-GAAP financial measures as their respective GAAP measures, each excluding stock-based compensation expense. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Free Cash Flow
We define free cash flow as cash used in operating activities, which is the most directly comparable measure calculated in accordance with GAAP, less purchases of property and equipment. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.

Kodiak AI, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values; unaudited)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$64,950	$50,761
Marketable securities	25,242	69,908
Accounts receivable	500	879
Prepaid expenses and other current assets	4,646	4,464
Total current assets	95,338	126,012
Restricted cash	850	1,450
Property and equipment, net	29,746	26,553
Operating lease right-of-use assets	4,762	5,261
Other assets	124	131
Total assets	$130,820	$159,407
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,032	$1,455
Accrued expenses and other current liabilities	10,817	11,354
Operating lease liabilities, current	1,733	1,916
Debt, current portion	936	1,065
Second lien loans	11,346	10,872
Total current liabilities	25,864	26,662
Debt, net of current portion	29,752	29,878
Operating lease liabilities, noncurrent	3,253	3,584
Common stock warrants	93,688	158,346
Other liabilities	996	804
Total liabilities	153,553	219,274
Commitments and contingencies
Redeemable convertible preferred stock
Series A cumulative redeemable convertible preferred stock, par value $0.0001	223,185	223,185
Stockholders’ deficit
Common stock, $0.0001 par value	18	17
Additional paid-in capital	581,245	570,578
Accumulated other comprehensive income (loss)	(2)	22
Accumulated deficit	(827,179)	(853,669)
Total stockholders’ deficit	(245,918)	(283,052)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$130,820	$159,407

Kodiak AI, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts; unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$1,830	$1,471
Operating expenses:
Research and development	17,550	10,134
General and administrative	12,420	5,125
Truck and freight operations	8,305	4,005
Sales and marketing	1,406	806
Total operating expenses	39,681	20,070
Loss from operations	(37,851)	(18,599)
Other income (expenses):
Interest expense	(896)	(1,264)
Interest income and other, net	1,049	169
Change in fair value of common stock warrants	64,658	—
Change in fair value of second lien loans	(474)	—
Change in fair value of simple agreements for future equity	—	(108,375)
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	(115)
Total other income (expenses), net	64,337	(109,585)
Net income (loss) before income taxes	26,486	(128,184)
Income tax benefit (expense)	4	(1)
Net income (loss)	26,490	(128,185)
Unrealized losses on marketable securities, net of tax	(24)	—
Comprehensive income (loss)	$26,466	$(128,185)

Net income (loss) per common share, basic	$0.12	$(2.16)
Net income (loss) per common share, diluted	$0.10	$(2.16)
Weighted-average common shares outstanding, basic	176,349	59,256
Weighted-average common shares outstanding, diluted	216,167	59,256

Kodiak AI, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income (loss)	$26,490	$(128,185)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,412	532
Stock-based compensation	6,024	1,878
Non-cash lease expense	499	447
Accretion of discount on marketable securities	(358)	—
Change in fair value of second lien loans	474	—
Change in fair value of simple agreements for future equity	—	108,375
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	115
Change in fair value of common stock warrants	(64,658)	—
Non-cash interest expense	109	228
Loss on disposal of property and equipment	85	130
Changes in operating assets and liabilities:
Accounts receivable	379	1,057
Prepaid expenses and other current assets	575	133
Other assets	7	—
Accounts payable	556	1,387
Accrued expenses and other current liabilities	(766)	(2,149)
Operating lease liabilities	(514)	(444)
Other liabilities	192	(10)
Net cash used in operating activities	(29,494)	(16,506)
Investing activities:
Proceeds from maturities of marketable securities	45,000	—
Purchases of property and equipment	(5,531)	(2,320)
Net cash provided by (used in) investing activities	39,469	(2,320)
Financing activities:
Repayment of debt	(364)	(2,249)
Proceeds from issuance of simple agreements for future equity	—	21,660
Proceeds from exercise of stock options	985	383
Proceeds from exercise of common stock warrants	3,593	—
Payments for deferred offering costs	—	(10)
Net cash provided by financing activities	4,214	19,784
Net change in cash and cash equivalents and restricted cash	14,189	958
Cash and cash equivalents and restricted cash at beginning of period	52,211	18,159
Cash and cash equivalents and restricted cash at end of period	$66,400	$19,117
Components of cash and restricted cash at period end:
Cash and cash equivalents	$64,950	$17,667
Restricted cash included in prepaid and other current assets	600	—
Restricted cash	850	1,450
Total cash and cash equivalents and restricted cash	$66,400	$19,117
Supplemental disclosure of cash activities:
Cash paid for interest	$798	$1,039
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$585	$833
Proceeds from exercise of stock options included in prepaid and other current assets	$1	$125
Deferred offering costs related to reverse recapitalization included in accrued liabilities	$—	$160
Unrealized losses on marketable securities	$(24)	$—

Kodiak AI, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended March 31,
	2026	2025
Research and development expense reconciliation:
GAAP research and development	$17,550	$10,134
Stock-based compensation	(2,442)	(1,185)
Non-GAAP research and development	$15,108	$8,949

General and administrative expense reconciliation:
GAAP general and administrative	$12,420	$5,125
Stock-based compensation	(3,039)	(482)
Non-GAAP general and administrative	$9,381	$4,643

Truck and freight operations expense reconciliation:
GAAP truck and freight operations	$8,305	$4,005
Stock-based compensation	(168)	(68)
Non-GAAP truck and freight operations	$8,137	$3,937

Sales and marketing expense reconciliation:
GAAP sales and marketing	$1,406	$806
Stock-based compensation	(375)	(143)
Non-GAAP sales and marketing	$1,031	$663

Total operating expenses reconciliation:
GAAP operating expenses	$39,681	$20,070
Stock-based compensation	(6,024)	(1,878)
Non-GAAP operating expenses	$33,657	$18,192

Loss from operations reconciliation:
GAAP loss from operations	$(37,851)	$(18,599)
Stock-based compensation	6,024	1,878
Non-GAAP loss from operations	$(31,827)	$(16,721)

Kodiak AI, Inc.
Selected Cash Flow Information
(In thousands; unaudited)
Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended March 31,
	2026	2025
GAAP net cash used in operating activities	$(29,494)	$(16,506)
Purchases of property and equipment	(5,531)	(2,320)
Free cash flow	$(35,025)	$(18,826)